Exhibit 99.1

Ideanomics, Inc. Reports Q4 and Full Year 2022 Financial Results

Company achieves consecutive revenue growth from the sale of EV and Charging Solutions for the third year in a row

New York, NY March 30, 2023/PRNewswire/ -- Ideanomics (NASDAQ: IDEX) ("Ideanomics" or the "Company"), a global company focused on accelerating the commercial adoption of electric vehicles, announced today its Full Year 2022 operating results for the period ended December 31, 2022.

"Last year was challenging for the entire EV industry. Despite the headwinds, Ideanomics generated approximately 70% more revenue from the sale of EVs and charging solutions compared to 2021, We achieved this by reducing costs, and through smart, targeted investments to increase production capacity, enhancing our sales and distribution channels, and strengthening our management team. This demonstrates that we are on the right track, and are ready to meet growing demand for our EV and charging solutions as the transition to zero-emission transportation accelerates.” said Alf Poor, CEO of Ideanomics.

Highlights

•	VIA Motors secured a $170 million order with Pegasus Specialty Vehicles and established a partnership with EAVX (part of JB Poindexter) to develop an electric class 2b delivery van.
•	Combined, Solectrac and Energica sold more than 850 branded electric vehicles. Solectrac established a U.S. coast-to-coast certified dealer network, and Energica reached 140 certified dealerships across five continents.
•	Announced high-value commercial deals including the delivery of 88 Energica motorcycles to the Indonesia National Police, US Hybrid supplying power train solutions for 62 zero-emission street sweepers, and a WAVE inductive wireless charging project with a major e-commerce company.

Ideanomics Full Year 2022 Operating Results

Revenue for the Full Year was $100.9 million, 11 percent lower compared to 2021.  Revenue from the sale of electric vehicles and charging products and services in 2022 was $68.3 million versus $39.9 million in 2021, representing continued year on year growth.

Gross Profit

Gross profit for the Full Year was negative $0.8 million compared to $23.2 million for the Full Year of 2021.

Conference Call Information

Ideanomics' management, including Alf Poor (Chief Executive Officer), Stephen Johnston (Chief Financial Officer), Robin Mackie (Chief Operating Officer) and Tony Sklar (SVP of Investor Relations), will host a live an earnings release conference call at 8:30 am ET, Thursday, March 30, 2023. Time permitting, Ideanomics management will answer questions from the Say platform and during the live Q&A session. A replay of the earnings call will be available soon after the conclusion of the event.

To join the webcast, please visit the 'Events & Presentations' section of the Ideanomics corporate website (http://www.ideanomics.com/), or copy/paste this link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=UtFdo7X5

About Ideanomics

Ideanomics (NASDAQ: IDEX) is a global group with a simple mission: to accelerate the commercial adoption of electric vehicles. By bringing together vehicles and charging technology with design, implementation, and financial services, we provide the completeness of solutions needed for the commercial world to commit to an EV future. To keep up with Ideanomics, please follow the company on social @ideanomicshq or visit https://ideanomics.com.

Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of the federal securities laws. All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects," or similar expressions, involve known and unknown risks and uncertainties, and include the statement regarding the completion of the business combination within a certain period of time, if ever. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of risks and uncertainties, such as risks related to: our ability to obtain necessary regulatory approvals and other risks and uncertainties disclosed under the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on the SEC website at www.sec.gov.. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Investor Relations and Media Contact

Ideanomics,Inc.

Tony Sklar, SVP of Investor Relations

1441 Broadway, Suite 5116 New York, NY 10018.

Email: ir@ideanomics.com

Theodore Rolfvondenbaumen

Communications Director

Email: trolfvondenbaumen@ideanomics.com

IDEANOMICS, INC. CONSOLIDATED BALANCE SHEETS (USD in thousands)

As of December 31,	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$21,929	$269,863
Accounts receivable, net	5,855	3,338
Contract assets	3,579	2,772
Amount due from related parties	899	266
Notes receivable from third parties, net	31,653	54,907
Notes receivable from related party	—	697
Inventory	28,246	6,159
Prepaid expenses	13,341	20,015
Other current assets	8,536	4,490
Total current assets	114,038	362,507
Property and equipment, net	9,072	2,905
Intangible assets, net	52,768	42,546
Goodwill	37,775	16,161
Operating lease right of use assets	15,979	12,827
Financing lease right of use assets	1,565	—
Long-term investments	10,284	35,588
Other non-current assets	1,320	903
Total assets	$242,801	$473,437

LIABILITIES, CONVERTIBLE REDEEMABLE PREFERRED STOCK AND EQUITY
Current liabilities
Accounts payable	$29,699	$6,674
Deferred revenue (including customer deposits of $2,280 and $3,163 as of December 31, 2022 and 2021, respectively)	2,749	5,392
Accrued salaries	9,848	8,957
Amount due to related parties	2,376	1,102
Other current liabilities	13,676	7,137
Current portion of operating lease liabilities	4,082	3,086
Current portion of financing lease liabilities	345	—
Current contingent consideration	867	648
Promissory note due to related party-short term	2,021	—
Promissory note due to third parties-short term	7,270	312
Convertible promissory note due to third-parties	3,928	57,809
Total current liabilities	76,861	91,117
Promissory note-long term	1,957	—
Operating lease liability-long term	12,273	9,647
Financing lease liabilities-long term	1,188	—
Non-current contingent liabilities	—	350
Deferred tax liabilities	3,000	5,073
Other long-term liabilities	959	620
Total liabilities	96,238	106,807
Commitments and contingencies (Note 19)
Convertible redeemable preferred stock:
Series A - 7,000,000 shares issued and outstanding, liquidation and deemed liquidation preference of $3,500,000 as of December 31, 2022 and 2021, respectively	1,262	1,262
Series B - 5,000,000 shares issued and outstanding	8,850	—
Equity:
Common stock - $0.001 par value; 1,500,000,000 shares authorized, 598,286,221 and 497,272,525 shares issued and outstanding as of December 31, 2022 and 2021, respectively	597	497
Additional paid-in capital	1,004,082	968,066
Accumulated deficit	(866,450)	(605,758)
Accumulated other comprehensive (income) loss	(6,104)	222
Total Ideanomics, Inc. shareholder's equity	132,125	363,027
Non-controlling interest	4,326	2,341
Total equity	136,451	365,368
Total liabilities, convertible redeemable preferred stock and equity	$242,801	$473,437

The accompanying notes are an integral part of these consolidated financial statements.

IDEANOMICS, INC. OPERATIONS (USD in thousands, except per share data)

For the years ended December 31,	2022	2021	2020
Revenue from sales of products (including from a related party of $10, $1 and $10 for the years ended December 31, 2022, 2021 and 2020, respectively)	$64,452	$37,009	$25,128
Revenue from sales of services	36,070	75,766	1,631
Other revenue	414	1,305	—
Total revenue	100,936	114,080	26,759
Cost of revenue from sales of products (including from a related party of $0, $36 and $13 for the years ended December 30, 2022, 2021 and 2020, respectively)	72,047	37,845	23,644
Cost of revenue from sales of services	29,330	51,562	1,058
Cost of other revenue	374	1,445	—
Total cost of revenue	101,751	90,852	24,702
Gross profit	(815)	23,228	2,057

Operating expenses:
Selling, general and administrative expenses	148,678	107,535	44,940
Research and development expense	3,888	760	1,635
Asset impairments	91,333	71,070	33,230
Goodwill impairments	38,868	101,470	18,089
Change in fair value of contingent consideration, net	(131)	(9,600)	(5,503)
Litigation settlements	1,362	5,432	—
Depreciation and amortization	7,717	6,118	5,310
Total operating expenses	291,715	282,785	97,701

Loss from operations	(292,530)	(259,557)	(95,644)

Interest and other income (expense):
Interest income	3,504	1,502	108
Interest expense	(2,950)	(2,139)	(16,078)
Expense due to conversion of notes	—	—	(2,266)
Gain on extinguishment of debt	—	300	8,891
(Loss) Gain on disposal of subsidiaries, net	(276)	(1,264)	276
Gain on remeasurement of investment	10,965	2,915	—
Other income, net	6,478	1,261	6,604
Loss before income taxes and non-controlling interest	(274,809)	(256,982)	(98,109)

Income tax benefit	7,711	11,786	3,308
Impairment of and equity in loss of equity method investees	(15,018)	(11,529)	(16,780)

Net loss	(282,116)	(256,725)	(111,581)

Deemed dividend related to warrant repricing	—	—	(184)

Net loss attributable to common shareholders	(282,116)	(256,725)	(111,765)

Net loss attributable to non-controlling interest	21,424	716	10,501

Net loss attributable to Ideanomics, Inc. common shareholders	$(260,692)	$(256,009)	$(101,264)

Basic and diluted loss per share	$(0.51)	$(0.57)	$(0.47)

Weighted average shares outstanding:

Basic and diluted	512,702,986	447,829,204	213,490,535

The accompanying notes are an integral part of these consolidated financial statements.

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